Exhibit 99.1

This Statement on Form 3 is filed by:  (i) Alden Global Adfero BPI Fund, Ltd., (ii) Alden Global Opportunities Master Fund, L.P., (iii) Wilshire Institutional Master Fund II SPC — Wilshire Alden Global Event Driven Opportunities Segregated Portfolio, (iv) Alden Global Value Recovery Master Fund, L.P., (v) Turnpike Limited, Alden Global Capital Limited, and Alden Global Capital LLC.

Name of Designated Filer:  Alden Global Capital LLC
Date of Event Requiring Statement:  August 5, 2014
Issuer Name and Ticker or Trading Symbol:  Overseas Shipholding (“OSGIQ”)

ALDEN GLOBAL ADFERO BPI FUND, LTD.

By:	Alden Global Capital LLC
Its Investment Manager

By:	Alden Global Capital Limited
Its Sub-advisor

By:	/s/ Jason Pecora
Name:	Jason Pecora
Title:	Managing Director

ALDEN GLOBAL OPPORTUNITIES MASTER FUND, L.P.

By:	Alden Global Capital Limited
Its Investment Manager

By:	Alden Global Capital LLC
Its Sub-adviser

By:	/s/ Jason Pecora
Name:	Jason Pecora
Title:	Managing Director

WILSHIRE INSTITUTIONAL MASTER FUND II SPC – WILSHIRE ALDEN GLOBAL EVENT DRIVEN OPPORTUNITIES SEGREGATED PORTFOLIO

By:	Alden Global Capital Limited
Its Sub-advisor

By:	Alden Global Capital LLC
Its Sub-adviser

By:	/s/ Jason Pecora
Name:	Jason Pecora
Title:	Managing Director

ALDEN GLOBAL VALUE RECOVERY MASTER FUND, L.P.

By:	Alden Global Capital Limited
Its Investment Manager

By:	Alden Global Capital LLC
Its Sub-adviser

By:	/s/ Jason Pecora
Name:	Jason Pecora
Title:	Managing Director

TURNPIKE LIMITED

By:	Alden Global Capital Limited
Its Investment Manager

By:	Alden Global Capital LLC
Its Sub-adviser

By:	/s/ Jason Pecora
Name:	Jason Pecora
Title:	Managing Director

ALDEN GLOBAL CAPITAL LIMITED

By:	/s/ Jason Pecora
Name:	Jason Pecora
Title:	Managing Director

ALDEN GLOBAL CAPITAL LLC

By:	/s/ Jason Pecora
Name:	Jason Pecora
Title:	Managing Director